                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 033-87864


                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
--------------------------------------------------------------------------------

                 SUPPLEMENT TO THE POLARIS PROTECTOR PROSPECTUS
                                DATED MAY 1, 2003


THE FOLLOWING VARIABLE PORTFOLIOS ARE NOT CURRENTLY AVAILABLE FOR INVESTMENT. PLEASE CHECK WITH YOUR FINANCIAL REPRESENTATIVE OR THE ANNUITY SERVICE CENTER FOR THE VARIABLE PORTFOLIO'S AVAILABILITY DATE.

            American Funds Global Growth Portfolio
            American Funds Growth Portfolio
            American Funds Growth-Income Portfolio

THE FOLLOWING REPLACES THE FOOTNOTE TO THE ASTERISKED FUNDS LISTS IN THE INVESTMENT OPTIONS SECTION OF THE PROSPECTUS:

      *This Variable Portfolio is not currently available for investment. Please check with your financial representative or the Annuity Service Center for the Variable Portfolio's availability date.




Date: May 27, 2003

                Please keep this Supplement with your Prospectus.